                                                                    Exhibit 99.3
================================================================================








                    _______________________________________


                               WARRANT AGREEMENT

                         Dated as of November 19, 1999

                                 by and among

                       Crown Castle International Corp.

                                      and

                   United States Trust Company of New York,

                               as Warrant Agent

                    _______________________________________








================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                  Page
                                                                                  ----
Section 1.     Certain Definitions................................................   1
Section 2.     Appointment of Warrant Agent.......................................   3
Section 3.     Issuance of Warrants; Warrant Certificates.........................   3
Section 4.     Terms of Warrants; Exercise of Warrants............................   6
Section 5.     Separation of Warrants.............................................   7
Section 6.     Payment of Taxes...................................................   7
Section 7.     Reservation of Warrant Shares......................................   8
Section 8.     Obtaining Stock Exchange Listings..................................   8
Section 9.     Adjustment of Exercise Price and Number of Warrant Shares..........   9
Section 10.    Statement on Warrants..............................................  18
Section 11.    Capital and Ownership Structure....................................  18
Section 12.    Fractional Interest................................................  18
Section 13.    Notices to Warrant Holders.........................................  18
Section 14.    Merger, Consolidation or Change of Name of Warrant Agent...........  20
Section 15.    Warrant Agent......................................................  20
Section 16.    Resignation and Removal of Warrant Agent; Appointment of Successor.  22
Section 17.    Registration Rights................................................  23
Section 18.    Certain Covenants..................................................  23
Section 19.    Notices to Company and Warrant Agent...............................  24
Section 20.    Entire Agreement, Supplements and Amendments.......................  24
Section 21.    Enforcement........................................................  25
Section 22.    Successors.........................................................  25
Section 23.    Governing Law......................................................  25
Section 24.    Consent to Jurisdiction............................................  25
Section 25.    Termination........................................................  26
Section 26.    Benefits of This Agreement.........................................  26
Section 27.    Counterparts.......................................................  26

                                    EXHIBITS
                                    --------

EXHIBIT A..............................................   Form of Warrants
EXHIBIT B..............................................   Registration Rights Agreement

     WARRANT AGREEMENT, dated as of November 19, 1999 (the "Agreement"), between Crown Castle International Corp., a Delaware corporation (the "Company"), and United States Trust Company of New York, as warrant agent (the "Warrant Agent").

     WHEREAS, the Company proposes to issue warrant, as hereinafter described (the "Warrant"), to purchase up to an aggregate of 1,000,000 shares of Common Stock (as defined below), in connection with the offering of an aggregate of 200,000 shares of the Company's Series A and Series B 8.25% Cumulative Convertible Redeemable Preferred Stock (the "Convertible Preferred Stock") and the Warrant entitling the Holder thereof to purchase 1,000,000 shares of Common Stock.

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant Certificates (as defined below) and other matters as provided herein.

     NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, and for the purpose of defining the respective rights and obligations of the Company, the Warrant Agent and the Holder (as defined below), the parties hereto agree as follows:

Section 1.  Certain Definitions.

     As used in this Agreement, the following terms shall have the following respective meanings:

     "Affiliate" shall have the meaning assigned to that term in the Certificate of Designations.

     "Business Day" means a day other than a Saturday or Sunday or any federal holiday.

     "Capital Stock" shall have the meaning assigned to that term in the Certificate of Designations.

     "Certificate of Designations" means that certain Certificate of Designations, Preferences, and Relative Participating, Optional and Other Special Rights of Preferred Stock and Qualification, Limitations and Restrictions Thereof, governing the Convertible Preferred Stock.

     "Change of Control" has the meaning assigned to that term in the Certificate of Designations.

     "Change of Control Exercise Date" has the meaning assigned to that term in
Section 9(g) hereof.

     "Closing Date" means the date hereof.

     "Commission" means the Securities and Exchange Commission.

     "Common Equity Securities" means Common Stock and Rights, excluding the Warrants.

     "Common Stock" means the common stock, par value $0.01 per share, of the Company, and any other Capital Stock of the Company into which such common stock may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution for, such common stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

     "Company" means Crown Castle International Corp., a Delaware corporation, and its successors and assigns.

     "Current Market Price" hall have the meaning assigned to that term in the Certificate of Designations.

     "Determination Date" shall have the meaning assigned to it in Section 9(f) hereof.

     "Disinterested Director" means, in connection with any issuance of securities that gives rise to a determination of the Current Market Price thereof, each member of the Board of Directors who is not an officer, employee, director or other Affiliate of the party to whom the Company is proposing to issue the securities giving rise to such determination.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exercise Date" means any time on or after the issuance of the Warrants.

     "Exercise Price" means the purchase price per share of Common Stock to be paid upon the exercise of each Warrant in accordance with the terms hereof, which price shall initially be $26.875, subject to adjustment from time to time pursuant to Sections 9 hereof.

     "Expiration Date" means the close of business on the 5th anniversary of the Closing Date.

     "Holder" means a person in whose name the Warrants are registered.

     "Investor" shall have the meaning assigned to that term in the Certificate of Designations.

     "Non-U.S. Person" means a Person who is not a U.S. Person.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Warrant Agent in form and substance reasonably acceptable to the Warrant Agent. The counsel may be an employee of or counsel to the Company, any subsidiary of the Company or the Warrant Agent.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business.

     "Private Placement Legend" means the legend set forth in Section 3.5 to be placed on all Warrants issued under this Warrant Agreement except where otherwise permitted by the provisions of this Warrant Agreement.

     "Registration Rights Agreement" shall have the meaning assigned to that term in the Certificate of Designations.

     "Rights" shall have the meaning assigned to that term in the Certificate of Designations.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Stockholder Agreement" shall have the meaning assigned to that term in the Certificate of Designations.

     "Subsidiary" shall have the meaning assigned to that term in the Certificate of Designations.

     "TdF" shall have the meaning assigned to that term in the Certificate of Designations.

     "Trading Day" shall have the meaning assigned to that term in the Certificate of Designations.

     "Transfer Date" means two years from the date of issuance of the Warrants.

     "Triggering Distribution" shall have the meaning assigned to it in Section 9(f) hereof.

     "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

     "Voting Stock" shall have the meaning assigned to that terms in the Certificate of Designations.

     "Warrant Agent" means United States Trust Company of New York or the successor or successors of such Warrant Agent appointed in accordance with the terms hereof.

     "Warrant Countersignature Order" shall have the meaning assigned to that term in Section 3.3 hereof.

     "Warrant Shares" means the shares of Common Stock issued or issuable upon the exercise of the Warrants.

Section 2.  Appointment of Warrant Agent.

     The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

Section 3.  Issuance of Warrants; Warrant Certificates.

     3.1.   Form and Dating.

     The Warrants shall be substantially in the form of Exhibit A hereto (the "Warrant Certificates"). The Warrants may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company), and shall bear the legend required by Section 3.5 hereof. Each Warrant shall be dated the date of the countersignature by the Warrant Agent.

     The terms and provisions contained in the Warrants shall constitute, and are hereby expressly made, a part of this Warrant Agreement. The Company and the Warrant Agent, by their execution and delivery of this Warrant Agreement, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Warrant conflicts with the express provisions of this Warrant Agreement, the provisions of this Warrant Agreement shall govern and be controlling.

     The Warrants shall be issued initially in definitive form represented by a certificated Warrant, which shall be deposited with the Warrant Agent.

     The Warrants may be issued in the form of one or more fully registered global certificates with the global securities legend and restricted securities legend.

     3.2.   Execution.

     An Officer shall sign the Warrants for the Company by manual or facsimile signature.

     If the Officer whose signature is on a Warrant no longer holds that office at the time a Warrant is countersigned, the Warrant shall nevertheless be valid.

     3.3.   Registration and Countersignature.

     The Warrant Agent, on behalf of the Company, shall number and register the Warrant Certificates in a register as they are issued by the Company.

     Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President or the Treasurer of the Company (the "Warrant Countersignature Order"), initially countersign, issue and deliver Warrants entitling the Holders thereof to purchase not more than the number of Warrant Shares referred to above in the first recital hereof and shall countersign and deliver Warrants as otherwise provided in this Agreement. Any such Warrant Countersignature Order to the Warrant Agent described herein shall specify (in addition to the number of Warrants) the date on which the original issue of Warrants is to be countersigned.

     The Company and the Warrant Agent may deem and treat the Holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     3.4.   Holder Lists.

     The Warrant Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.

     3.5.   Registration of Transfers and Exchanges.

     The Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose, upon surrender thereof accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent. Cancelled Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company.

     The Warrant Holders agree that prior to any proposed transfer of the Warrant or of the Warrant Shares, if such transfer is not made pursuant to an effective Registration Statement under the Securities Act, or an opinion of counsel, reasonably satisfactory in form and substance to the Company, that the Warrant or Warrant Shares may be sold publicly without registration under the Securities Act, the Warrant Holder will, if requested by the Company, deliver to the Company:

          (1) an investment covenant reasonably satisfactory to the Company signed by the proposed transferee;

          (2) an agreement by such transferee to the impression of the restrictive investment legend set forth below on the Warrant or the Warrant Shares;

          (3) an agreement by such transferee that the Company may place a notation in the stock books of the Company or a "stop transfer order" with any transfer agent or registrar with respect to the Warrant Shares; and

          (4) an agreement by such transferee to be bound by the provisions of this Section 3.5 relating to the transfer of such Warrant or Warrant Shares.

     The Warrant Holders agree that each certificate representing Warrant Shares will bear the following legend:

          "The securities evidenced or constituted hereby have been acquired for investment and have not been registered under the Securities Act of 1933, as amended. Such securities may not be sold, transferred, pledged or hypothecated unless the registration provisions of said Act have been complied with or unless the Company has received an opinion of counsel reasonably satisfactory to the Company that such registration is not required."

     Warrant Certificates may be exchanged at the option of the Holder(s) thereof, when surrendered to the Warrant Agent at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by such Warrant Agent in a manner satisfactory to the Company.

     The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 3.5 and of Section 3.3 hereof, the new Warrant Certificates required pursuant to the provisions of Section 3.6 hereof.

     3.6.   Replacement Warrant Certificate.

     If any mutilated Warrant Certificate is surrendered to the Warrant Agent or the Company, or the Warrant Agent or the Company receives evidence to its satisfaction of the destruction, loss or theft of any Warrant Certificate, the Company shall issue and the Warrant Agent, upon receipt of a Warrant Countersignature Order, shall countersign a replacement Warrant Certificate if the requirements of the Warrant Agent and of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. If required by the Warrant Agent or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Warrant Agent and the Company to protect the Company, the Warrant Agent, and any agent for purposes of the countersignature from any loss that any of them may suffer if a Warrant Certificate is replaced. The Company may charge for its expenses in replacing a Warrant Certificate.

     Every replacement Warrant Certificate is an additional obligation of the Company and shall be entitled to all of the benefits of this Warrant Agreement equally and proportionately with all other Warrants duly issued hereunder.

     3.7.   Temporary Warrant Certificates

     Until certificates representing Warrants are ready for delivery, the Company may prepare and the Warrant Agent, upon receipt of a Warrant Countersignature Order, shall authenticate temporary Warrant Certificates. Temporary Warrant Certificates shall be substantially in the form of certificated Warrants but may have variations that the Company considers appropriate for temporary Warrant Certificates and as shall be reasonably acceptable to the Warrant Agent. Without unreasonable delay, the Company shall prepare and the Warrant Agent shall countersign definitive Warrant Certificates in exchange for temporary Warrant Certificates.

     Holders of temporary Warrant Certificates shall be entitled to all of the benefits of this Warrant Agreement.

     3.8.   Cancellation.

     Subject to Section 3.7 hereof, the Company at any time may deliver Warrant Certificates to the Warrant Agent for cancellation. The Warrant Agent and no one else shall cancel all Warrant Certificates surrendered for registration of transfer, exchange, exercise, replacement or cancellation (subject to the record retention requirement of the Exchange Act). The Company may not issue new Warrant Certificates to replace Warrants that have been exercised or that have been delivered to the Warrant Agent for cancellation.

Section 4.  Terms of Warrants; Exercise of Warrants.

     Subject to the terms of this Agreement, each Warrant Holder shall have the right, which may be exercised commencing at the opening of business on the Exercise Date and ending at the close of business on the Expiration Date (such period, the "Exercise Period"), to receive from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price in the manner provided below. Each Holder may only exercise its right during the Exercise Period on a net basis, such that, without the exchange of any funds, the Holder receives that number of Warrant Shares otherwise issuable (or payable) upon exercise of its Warrants less that number of Warrant Shares having an aggregate fair market value (as defined below) at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by the Holder of the Warrant Shares had the Exercise Price been paid in cash. Each Warrant not exercised prior to the Expiration Date shall become void and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

     In order to exercise all or any of the Warrants represented by a Warrant Certificate, the Holder thereof must (i) surrender for exercise the Warrant Certificate to the Company at the office of the Warrant Agent at its New York corporate trust office, and (ii) deliver to the Company at the office of the Warrant Agent the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be a medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price, which is set forth in the form of Warrant Certificate as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised.

     For purposes of this Section 4, the fair market value of the Warrants shall be determined as follows: (A) to the extent the Common Stock is publicly traded and listed on the Nasdaq National Market or a national securities exchange, the fair market value shall be equal to the greater of (1) the difference between
(a) the average closing price as quoted on the Nasdaq National Market of the Common Stock for each of the 10 trading days immediately prior to the exercise date (or, if the Common Stock is listed on a national securities exchange, the average closing price as reported on such national securities exchange during such 10-trading-day period) and (b) the Exercise Price, and (2) zero; or (B) to the extent the Common Stock is not publicly traded, or otherwise is not listed on a national securities exchange, the fair market value shall be equal to the value per share as determined in good faith by the Board of Directors of the Company.

     Upon surrender of Warrant Certificates and payment of the Exercise Price as provided above, the Warrant Agent shall thereupon promptly notify the Company, and the Company shall promptly transfer to the Holder of such Warrant Certificate a certificate or certificates of Common Stock for the appropriate number of Warrant Shares or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder, and shall deliver such certificate or certificates representing the Warrant Shares and any other securities or property (including any money) to the person or persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 12 hereof. Any such certificate or certificates representing the Warrant Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a Holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the Exercise Price.

     The Warrants shall be exercisable commencing on the Exercise Date, at the election of the Holders thereof, either in full or from time to time in part.
If less than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company and delivered to the Warrant Agent and the Warrant Agent shall countersign the new Warrant Certificate, registered in such name or names as may be directed in writing by the Holder, and shall deliver the new Warrant Certificate to the Person or Persons entitled to receive the same.

     All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Warrant Agent. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants. The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder by or from the Company available for inspection by the Holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may reasonably request.

Section 5.  Separation of Warrants.

     Warrants shall be transferable separately from the Convertible Preferred Stock.

Section 6.  Payment of Taxes.

     The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided that, in each case, the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant

Certificates or any certificates for Warrant Shares in a name other than that of the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 7.  Reservation of Warrant Shares.

     The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

     The Company or, if appointed by the Company, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's Capital Stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company shall keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's Capital Stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon the exercise thereof in accordance with the terms of this Agreement. The Company shall supply such Transfer Agent with duly executed certificates for such purposes and shall provide or otherwise make available any cash which may be payable. The Company shall furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder of the Warrants pursuant to Section 13 hereof.

     Before taking any action which would cause an adjustment pursuant to Sections 9 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

     The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants in accordance with the terms of this Agreement (including the terms of the Exercise Price) will, upon issue, be duly and validly issued, fully paid and nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

Section 8.  Obtaining Stock Exchange Listings.

     The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed.

Section 9.  Adjustment of Exercise Price and Number of Warrant Shares.

     The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 9.

     (a)    Adjustment for Change in Capital Stock.

     If the Company:

            (i) pays a dividend (or makes a distribution) on its Common Stock in shares of its Common Stock;

            (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

            (iii) combines its outstanding shares of Common Stock into a smaller number of shares;

            (iv) makes a distribution on its Common Stock in shares of its Capital Stock other than Common Stock; or

            (v) issues any shares of its Capital Stock by reclassification of its Common Stock;

then the Exercise Price in effect immediately prior to such action shall be adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of Capital Stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

     If after an adjustment referred to in clauses (a)(i) through (v) above a Holder of a Warrant upon exercise of it may receive shares of two or more classes of Capital Stock of the Company, then the Exercise Price shall be split into two or more components, as the case may be, and the Exercise Price of each class of Capital Stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section.

     (b)  Adjustment for Rights Issue.

     If the Company distributes any Rights to all or substantially all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share that is less than the Current Market Price per share of Common Stock on the record date of distributions of such Rights, the Exercise Price shall be adjusted in accordance with the formula:

                      E' = E x ((O+((N x P)/M))/(O + N))

     where:

          E' = the adjusted Exercise Price.

          E  = the Exercise Price as of the applicable record date.

          O = the number of shares of Common Stock outstanding on the record date.

          N = the number of additional shares of Common Stock offered (or into which the Rights so offered are convertible or exercisable).

          P  = the offering price per share of the additional shares of Common
               Stock (or the conversion price per share of the Rights so offered).

          M = the Current Market Price per share of Common Stock on the record date.

     The adjustment shall be made successively whenever any such Rights are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the Rights. If at the end of the period during which such Rights are exercisable, not all Rights shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

     (c)  Adjustment for Other Distributions.

     If the Company distributes to all or substantially all holders of shares of its Common Stock (i) any evidence of indebtedness or other securities (other than shares of Common Stock) of the Company or any Subsidiary of the Company,
(ii) any other assets (including securities, but excluding cash and those dividends, Rights and distributions referred to above in this Section 9) or
(iii) Rights to subscribe for or purchase any of its securities (excluding those referred to above in Section 9(b)), the Exercise Price shall be adjusted in accordance with the formula:

                             E' = E x ((M - F)/M)

where:

          E' = the adjusted Exercise Price.

          E  = the Exercise Price as of the applicable record date.

          M = the Current Market Price per share of Common Stock as of the applicable record date.

          F = the fair market value on the record date of the Capital Stock, indebtedness, other securities or other assets distributed per share of Common Stock, or of such Rights applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date).

     The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

     (d)  Adjustment for Common Stock Issue.

     If the Company issues shares of Common Stock to all or substantially all holders of shares of Common Stock for a consideration per share less than the Current Market Price per share on the date the Company issues such additional shares, the Exercise Price shall be adjusted in accordance with the formula:

                           E' = E x (( O + (P/M))/A)

where:

          E' = the adjusted Exercise Price.

          E  = the Exercise Price as of the applicable record date.

          O = the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares.

          P = the aggregate consideration received for the issuance of such additional shares.

          M = the Current Market Price per share on the date of issuance of such additional shares.

          A = the number of shares outstanding immediately after the issuance of such additional shares.

     The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

     This Section 9(d) does not apply to any of the transactions described in Sections 9(b), (c), (e) and (f) hereof. For the purpose of this paragraph (d), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

     (e)  Adjustment for Convertible Securities Issue.

     If the Company issues any securities convertible or exercisable into or exchangeable for Common Stock (other than the Convertible Preferred Stock, Warrants or securities issued in transactions described in Sections 9(b), (c) and (d) hereof) to all or substantially all holders of shares of Common Stock and for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities less than the Current Market Price per share on the date of issuance of such securities, the Exercise Price shall be adjusted in accordance with this formula:

                         E' = E x ((O + (P/M))/(O + D)

     where:

          E' = the adjusted Exercise Price.

          E  = the then current Exercise Price.

          O = the number of shares of Common Stock outstanding immediately prior to the issuance of such securities.

          P = the aggregate consideration received for the issuance of such securities, plus the aggregate consideration receivable upon exercise of all such securities.

          M = the Current Market Price per share of Common Stock on the date of issuance of such securities.

          D = the maximum number of shares of Common Stock deliverable upon conversion in exchange or upon exercise of such securities at the initial conversion or exchange rate.

     The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

     If all of the Common Stock deliverable upon conversion, exchange or exchange of such securities has not been issued when such securities are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities. For the purposes of this paragraph (e), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

     (f)    Triggering Distribution.

     In case the Company shall, by dividend or otherwise, at any time distribute (a "Triggering Distribution") to all or substantially all holders of its Common Stock cash in an aggregate amount that, together with the aggregate amount of all cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Exercise Price adjustment pursuant to this Section 9 has been made, exceeds 7.5% of the product of the Current Market Price per share of Common Stock on the Business Day (the "Determination Date") immediately preceding the day on which such Triggering Distribution is declared by the Company multiplied by the number of shares of Common Stock outstanding on such date, the Exercise Price shall be adjusted in accordance with this formula:

                              E' = E x ((M-D)/M)

     where:

          E' = the adjusted Exercise Price.

          E  = the then current Exercise Price.

          M = the Current Market Price per share on the date of issuance of the Triggering Distribution.

          D = the amount of cash (plus the fair market value of other consideration) distributed to all or substantially all holders of Common Stock within the 12 months preceding the date of the payment of the Triggering Distribution (including, without limitation, the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date).


     Such reduction shall become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid. For the purposes of this paragraph (f), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

     (g)  Change of Control.

          (i) In the event of a Change of Control, each Holder of Warrants will, if the Current Market Price of the Company's Common Stock as of the date of consummation of such Change of Control is less than the Exercise Price, have a one time option, exercisable at any time within 90 days after a Change of Control is consummated (the "Change of Control Exercise Period"), to convert all of their outstanding shares of Convertible Preferred Stock into shares of the Common Stock at an adjusted Exercise Price (the "Adjusted Exercise Price") equal to the greater of (1) the last reported sale price for one share of the Common Stock in an arm's-length transaction as of the date of the Change of Control and (2) $12.96 (such dollar amount to be adjusted for transactions in a manner consistent with the other adjustments to the Exercise Price contemplated by this Section 9). In lieu of issuing the shares of the Company's Common Stock issuable upon exercise pursuant to adjustment described above in the event of a Change of Control, the Company may, at its option, make a cash payment equal to the Current Market Price of such Common Stock otherwise issuable.

          (ii) Promptly upon the consummation of a Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute such Change of Control and stating: (1) that the Change of Control has taken place and that the Holders have an option to exercise the Warrants at the Adjusted Exercise Price; (2) the Adjusted Exercise Price applicable to any conversion during the Change of Control Exercise Period; (3) that any Warrants not exercised will be assumed by the successor corporation if not the Company, and will continue to be entitled to all the rights and privileges afforded to it by this Warrant Agreement; (4) that Holders electing to have any Warrants exercised pursuant to a Change of Control exercise will be required to surrender Warrants, with the form entitled "Option of Holder to Elect Exercise" on the reverse of the Warrants completed, to the Company at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control exercise date (the "Change of Control Exercise Date") specified in the notice, which Change of Control Exercise Date shall be no earlier than the expiration of the Change of Control Exercise Period; (5) that Holders will be entitled to withdraw their election if the Company receives, not later than the close of business on the second Business Day preceding the Change of Control Exercise Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the number of Warrants delivered for exercise, and a statement that such Holder is withdrawing his election to have the Warrants exercised; and (6) that the Holder electing to exercise its Warrants must exercise all of its outstanding Warrants.

     The Change of Control provisions described above shall be applicable whether or not any other provisions of this Warrant Agreement are applicable.

     If this Section 9(g) applies, Sections 9 (a), (b), (c), (d), (e) and (f) hereof do not apply.

     (h)  Other Transactions or Events.

     In addition, in the event that any other transaction or event occurs as to which the foregoing exercise price adjustment provisions are not strictly applicable but the failure to make any adjustment would adversely affect the exercise rights represented by the Warrants in accordance with the essential intent and principles of such provisions, then, in each such case, either (i) the Company shall appoint an investment banking firm of recognized national standing, or any other financial expert that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or material indirect financial interest in the Company or any of its Subsidiaries, who has not been, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of its directors, officers, employees, affiliates or stockholders are) a promoter, director or officer of the Company or any of its Subsidiaries, which will give their opinion upon or
(ii) the Board of Directors of the Company (the "Board of Directors") shall determine, consistent with the Board of Directors' fiduciary duties to the Company's stockholders, the adjustment, if any, on a basis consistent with the essential intent and principles established in the foregoing exercise price adjustment provisions, necessary to preserve, without dilution, the exercise rights represented by the Warrants. Upon receipt of such opinion or determination, the Company shall promptly mail a copy thereof to the Holders of the Warrants and will make the adjustments described therein.

     (i)  Consideration Received.

     For purposes of any computation respecting consideration received pursuant to Section 9 hereof, the following shall apply:

          (i) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

          (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board resolution which shall be filed with the Warrant Agent;

          (iii) whenever this Warrant Agreement calls for the determination of "fair market value," such fair market value shall be determined in good faith by the Board of Directors and as evidenced by a written resolution thereof, and

          (iv) in the case of the issuance of Rights, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such Rights, plus the additional consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in this Section 9(i))).

     (j)  When De Minimis Adjustment May Be Deferred.

     No adjustment in the Exercise Price will be required unless the cumulative adjustments would require an increase or decrease of at least 1.0% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

     All calculations under this Section 9 shall be made to the nearest one-one hundredth of a cent or to the nearest 1/1000th of a share, as the case may be.

     (k)  When No Adjustment Required.

     No adjustment in the Exercise Price will be required under this Section 9 for (i) issuances to satisfy the Company's obligations to TdF in connection with the pre-emptive rights granted to TdF under the Governance Agreement, dated as of August 21, 1998, among the Company, TdF and certain subsidiaries thereof, except to the extent that an adjustment was made in connection with the issuance that triggered the pre-emptive rights, (ii) issuances of Common Stock or Rights to Persons who are not Affiliates of the Company as consideration for the acquisition of stock or assets to be used in the principal business of the Company or any ancillary or related business, (iii) rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest, (iv) any change in the par value or no par value of the Common Stock, and in no event shall any adjustment be made under this Section 9 that would reduce the Exercise Price below the par value of the Common Stock, (v) Common Stock issued to the Company's employees under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law,
(vi) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting, (vii) Common Stock issued to acquire, or in the acquisition of, all or any portion of a business as a going concern, in an arm's-length transaction between the Company and an unaffiliated third party, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise, or (viii) the exercise of Warrants or the conversion or exchange of securities convertible or exchangeable into Common Stock, the issuance of which was otherwise covered by this Section
9. If an adjustment is made to the Exercise Price upon the establishment of a record date for a distribution subject to this Section 9 and if such distribution is subsequently cancelled, the Exercise Price then in effect shall be readjusted, effective as of the date when the Board of Directors of the Company determines to cancel such distribution, to the Exercise Price that would have been in effect if such record date had not been fixed. No adjustment in the Exercise Price need be made under this Section 9 if the Company issues or distributes to each Holder of Warrants the shares of Common Stock, evidences of indebtedness, assets or Rights referred to in this Section 9 that each Holder would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto.

     No adjustment need be made for a transaction referred to in Sections 9(a),
(b), (c), (d), (e) and (f) hereof, if Warrant Holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

     To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

     (l)  Notice of Adjustment.

     Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 13 hereof.

     (m)  Voluntary Reduction.

     The Company may from time to time reduce the Exercise Price by any amount for any period of time if the period is at least 20 Business Days or such longer period as may be required by law and if the reduction is irrevocable during the period; provided, however, that in no event may the Exercise Price be less than the par value of a share of Common Stock.

     Whenever the Exercise Price is reduced, the Company shall mail to Warrant Holders a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period in which it will be in effect.

     A reduction of the Exercise Price does not change or adjust the Exercise Price otherwise in effect for purposes of Sections 9(a), (b), (c), (d), (e) and
(f) hereof.

     (n)  Reorganization of the Company.

     If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any Person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash, or other assets which the Holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the Holder had exercised the Warrant immediately before the effective time of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the Person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor Company shall mail to Warrant Holders a notice describing the supplemental Warrant Agreement.

     If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an Affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

     If this subsection (n) applies, subsection (a), (b), (c), (d), (e), (f) and
(g) of this Section 9 do not apply.

     (o)  Notice of Certain Transactions.

     If (i) the Company takes any action that would require an adjustment in the Exercise Price pursuant to Sections 9(a), (b), (c), (d), (e), (f) or (g) hereof,
(ii) the Company takes any action that would require a supplemental Warrant Agreement pursuant to Section 9(g) hereof, or (iii) there is a liquidation or dissolution of the Company, then the Company shall mail to Holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

     (p)  Company Determination Final.

     Any determination that the Company or the Board of Directors must make pursuant to this Section 9 is conclusive.

     (q)  Warrant Agent's Disclaimer.

     The Warrant Agent has no duty to determine when an adjustment under this
Section 9 should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental Warrant Agreement under Section 9(g) hereof are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section 9.

     (r)  When Issuance or Payment May Be Deferred.

     In any case in which this Section 9 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record but prior to such event date the Warrant Shares and other Capital Stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other Capital Stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect immediately prior to such record date and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 12 hereof; provided that the Company shall deliver to such Holder an appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares, other Capital Stock and cash upon the occurrence of the event requiring such adjustment.

     (s)  Adjustment in Number of Shares.

     Upon each adjustment of the Exercise Price pursuant to this Section 9, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

                                       E
                               N'= N x -
                                       E'

where:

               N' = the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

               N  = the number or Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.

               E' = the adjusted Exercise Price.

               E  = the Exercise Price prior to adjustment.

Section 10.    Statement on Warrants.

     Irrespective of any adjustment in the Exercise Price or the number or kind of shares issuable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

Section 11.    Capital and Ownership Structure.

     The Company (a) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Warrants from time to time outstanding and (b) will not take any action which results in any adjustment of the Exercise Price if the total number of Warrant Shares issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's certificate of incorporation and available for the purposes of issue upon such exercise.

Section 12.    Fractional Interest.

     The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Common Stock acquirable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall direct the Transfer Agent to pay an amount in cash calculated by it to equal the then Current Market Price per share multiplied by such fraction computed to the nearest whole cent less such fraction of the Exercise Price. The Holders, by their acceptance of the Warrant Certificates, expressly waive any and all rights to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.

Section 13.    Notices to Warrant Holders.

     Upon any adjustment of the Exercise Price pursuant to Section 9 hereof, the Company shall provide to Holders of the Warrants reasonable notice of any event that would result in an adjustment to the Exercise Price pursuant to Section 9 hereof so as to permit the Holders to exercise the Warrants prior to the occurrence of such event.

     Upon any adjustment of the Exercise Price pursuant to Section 9, the Company shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of nationally recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered Holders of the Warrant Certificates at his address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. The Warrant Agent shall be entitled to rely on the above-referenced accountant's certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the number of shares of Common Stock or other stock or property issuable on exercise of the Warrants or the Exercise Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value (or the kind or amount) of any shares of Common Stock or other stock or property which may be issuable on exercise of the Warrants. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other common stock or property upon the exercise of any Warrant.

     In case:

     (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

     (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in Section 9(j) hereof); or

     (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

     (e)  a Change of Control occurs; or

     (f) the Company proposes to take any other action that would require an adjustment of the Exercise Price or the number of Warrant Shares pursuant to Section 9;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered Holders of Warrant Certificates at such Holder's address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up or Change of Control is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up or Change of Control. The failure to give the notice required by this Section 13 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or Change of Control or the vote upon any action. Nothing contained in this Agreement or in any of Warrant Certificates shall be construed as conferring upon the Holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

Section 14.    Merger, Consolidation or Change of Name of Warrant Agent.

     Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 16 hereof. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to each Holder at such Holder's last address as shown on the register maintained by the Warrant Agent pursuant this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

     In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

Section 15.    Warrant Agent.

     The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound:

     (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

     (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

     (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

     (d) Before the Warrant Agent acts or refrains from acting, it may require an officer's certificate or an opinion of counsel, or both. The Warrant Agent shall incur no liability or responsibility to the Company or to any Holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

     (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature reasonably incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent, its directors, officers, employees and agents and save each of them harmless against any and all liabilities, including judgments, reasonable costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement or arising out of or in connection with its or, its directors, officers, employees and agents performance of its or their obligations or duties under this Agreement, except to the extent such liabilities are attributable to its or their gross negligence or bad faith.

     (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the Holders of the Warrants, as their respective rights or interests may appear.

     (g) The Warrant Agent, and any stockholder, director, officer, employee or agent of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or bad faith.

     (i) The Warrant Agent shall not at any time be under any duty or responsibility to any Holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

SECTION 16.    Resignation and Removal of Warrant Agent; Appointment of
               Successor.

     No resignation or removal of the Warrant Agent and no appointment of a successor warrant agent shall become effective until the acceptance of appointment by the successor warrant agent as provided herein. The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent's own negligence or willful misconduct) after giving written notice to the Company. The Company may remove the Warrant Agent upon written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the Company's expense, cause to be mailed (by first class mail, postage prepaid) to each Holder of a Warrant at his last address as shown on the register of the Company maintained by the Warrant Agent a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the resigning Warrant Agent or the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a corporation doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such warrant agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall give notice thereof to the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

Section 17.    Registration Rights.

     The Company and the Warrant Agent acknowledge that Holders shall have the registration rights set forth in the Registration Rights Agreement.

Section 18.    Certain Covenants.

          (a)  Reports.

     Whether or not required by the Commission, so long as any Warrants are outstanding, the Company shall furnish to the Holders of Warrants all current, quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 8-K, 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, in the footnotes to the financial statements and in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" (in each case to the extent not prohibited by the Commission rules and regulations).

          (b)  Merger, Consolidation, or Sale of Assets.

               (i)  The Company shall not:

                    (A) consolidate or merge with or into (whether or not the Company is the surviving corporation); or

                    (B) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity, unless:

                         1.   either (A) the Company is the surviving
                    corporation; or (B) the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

                         2. in the event of any such consolidation merger, sale, assignment, transfer, lease, conveyance or other disposition the agreement implementing such consolidation, merger, sale, assignment, transfer, lease, conveyance or disposition shall provide that the Warrants are converted into warrants of such surviving entity or Person, having in respect of such surviving entity or Person as nearly as practicable the same powers, preference and relative, participating, optional or other special rights that the Warrants had immediately prior to such transaction (except that no adjustments on exercise rights shall be required pursuant to this Section 18(b)); and

                         3. the Company delivers to the Holders of the Warrants a certificate of an Officer of the Company and an Opinion of Counsel stating that such consolidation merger or transfer complies with this Warrant Agreement.

     (c)       No Amendment to the Registration Rights Agreement.

     The Company will not amend the Registration Rights Agreement without the consent of the Holders of at least a majority of the outstanding Warrants (excluding Warrants held by the Company of any of its Subsidiaries, other than amendments that are not adverse in any respect to Holders of the Warrants.

Section 19.    Notices to Company and Warrant Agent.

     Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the Holder of any Warrant Certificate to or on the Company shall be sufficiently given or made five Business Days after being deposited in the mail, first class or registered, postage prepaid; when received if personally delivered; when transmitted if transmitted by telecopy upon receipt of telephonic or electronic confirmation; and the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express). In each case, notice shall be sent to:

                    Crown Castle International Corp.
                    510 Bering Drive
                    Suite 500
                    Houston, TX 77057
                    Telecopier No.: (713) 570-3150
                    Attention: Chief Financial Officer

     In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

     Any notice pursuant to this Agreement to be given by the Company or by the Holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given five days after being deposited in the mail, first-class or registered, postage prepaid; when received if personally delivered; when transmitted if transmitted by telecopy upon receipt of telephonic or electronic confirmation; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case, notice shall be sent to:

                    United States Trust Company of New York
                    114 West 47/th/ Street
                    New York, New York 10036-1532
                    Telecopier No.: (212) 852-1627
                    Attention: Corporate Trust Administration

Section 20.    Entire Agreement, Supplements and Amendments.

     This Agreement, taken together with the other documents and instruments attached hereto as exhibits or schedules or delivered in connection herewith, constitutes the entire agreement, and supersedes, all prior agreements and understandings, both written and oral (including the Commitment

Letter dated September 14, 1999, among the Company and GE Capital Services Structured Finance Group, Inc.) with respect to the offer and sale of the Warrants by the Company to the Holders, and are not intended to confer upon any person other than the Company and the Holders any rights or remedies. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way materially adversely affect the interests of any Holder of Warrant Certificates. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of Holders shall require the written consent of Holders representing a majority of the then outstanding Warrants (excluding Warrants held by the Company or any of its Subsidiaries). The consent of each Holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided by this Agreement). The Warrant Agent shall be entitled to receive and, subject to Section 15, shall be fully protected in relying upon, an officers' certificate and opinion of counsel as conclusive evidence that any such amendment or supplement is authorized or permitted hereunder, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

Section 21.    Enforcement

     The Holders agree that irreparable damage would occur and that the Company would not have any adequate remedy at law in the event that Section 3.5 of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent breaches of Section 3.5 of this Agreement and to enforce specifically the terms and provisions of Section 3.5 of this Agreement, this being in addition to any other remedy to which the Company is entitled at law or in equity.

Section 22.    Successors.

     All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 23.    Governing Law.

     THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

Section 24.    Consent to Jurisdiction.

     Each party hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the United States District Court for the Southern District of New York (or, if subject matter jurisdiction in that court is not available, in any state court located within the city of New York) over any dispute arising out of or relating to this Agreement or any agreement or instrument contemplated hereby or entered into in connection herewith or any of the transactions contemplated hereby or thereby. Each party hereto irrevocably consents to the service of any and all process in any action or proceeding arising out of or relating to this Agreement by the mailing of copies of such process to such party at their address specified in Section 19.

Section 25.    Termination.

     This Agreement shall terminate at 5:00 p.m. New York City time on November 19, 2004. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised.

Section 26.    Benefits of This Agreement.

     Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the Holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Warrant Certificates.

     All rights of action in respect of this Agreement are vested in the Holders of the Warrants, and any Holder of any Warrant, without the consent of the Warrant Agent or the Holder of any other Warrant, may, on such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's rights hereunder, including the right to exercise, exchange or surrender for purchase such Holder's Warrants in the manner provided in this Agreement.

Section 27.    Counterparts.

     This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                           [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                    CROWN CASTLE INTERNATIONAL CORP.

                    By:________________________________________________
                       Name:
                       Title:

                    UNITED STATES TRUST COMPANY
                     OF NEW YORK


                    By:________________________________________________
                       Name:
                       Title:

                                   EXHIBIT A

                         [Form of Warrant Certificate]

                                    [Face]

No. _______                                                      ____ Warrants

CUSIP No. ________

                              Warrant Certificate

                        CROWN CASTLE INTERNATIONAL CORP.

     This Warrant Certificate certifies that Cede & Co., or its registered assigns, is the registered holder of Warrants (the "Warrants") to purchase Common Stock, par value $0.01 (the "Common Stock"), of Crown Castle International Corp., a Delaware corporation (the "Company"). Each Warrant entitles the registered holder upon exercise at any time from 9:00 a.m. on the Exercise Date referred to below (the "Exercise Date") to receive from the Company 1,000,000 fully paid and nonassessable shares of Common Stock (the "Warrant Shares") at the initial exercise price (the "Exercise Price") of $26.875 per share payable upon surrender of this Warrant Certificate and payment of the Exercise Price, only in the manner provided in the Warrant Agreement, at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

     Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

     This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

     IN WITNESS WHEREOF, Crown Castle International Corp. has caused this Warrant Certificate to be signed.

                                       CROWN CASTLE INTERNATIONAL CORP.



                                       By:_________________________________
                                          Name:
                                          Title:

Dated: November 19, 1999

Countersigned:

United States Trust Company of New York, as Warrant Agent


By:___________________________
   Authorized Signature

                               [Form of Warrant]

                                   [Reverse]

               THE SECURITIES EVIDENCED OR CONSTITUTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the Holder on exercise to receive One Million (1,000,000) shares of Common Stock, par value $0.01 (the "Common Stock"), of Crown Castle International Corp., a Delaware Corporation (the "Company"), and are issued or to be issued pursuant to a Warrant Agreement dated as of November 19, 1999 (the "Warrant Agreement"), duly executed and delivered by the Company to United States Trust Company of New York, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Capitalized terms used herein without definition shall have the meanings assigned to them in the Warrant Agreement.

     Warrants may be exercised at any time from 9:00 a.m. on or after the Exercise Date. The Warrants will expire on the Expiration Date. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price at the office of the Warrant Agent, all in accordance with the Warrant Agreement. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

     The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof and/or the number of shares of Common Stock issuable upon the exercise of each Warrant shall, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

     The Warrant Agreement, together with the Warrant Registration Rights Agreement referred to therein, provides that the Company shall be bound by certain registration obligations with respect to the Common Stock issuable upon exercise of the Warrants.

     Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

     The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                         [Form of Election to Purchase]

                   (To Be Executed Upon Exercise Of Warrant)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive _______ shares of Common Stock and herewith (i) tenders payment for such shares to the order of CROWN CASTLE INTERNATIONAL CORP., in the amount of $ __________ or (ii) tenders warrants and exercises its right to Warrant Shares on a net basis, in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ________________, whose address is __________________________ and that such shares be delivered to _______________, whose address is _________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ________________________, whose address is __________, and that such Warrant Certificate be delivered to whose address is ____________.


                                             ________________________________
                                             Signature

Date:

                                             ________________________________
                                             Signature Guaranteed

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                   EXHIBIT B

                     FORM OF REGISTRATION RIGHTS AGREEMENT

                                      B-1